Exhibit 5.1

8 May, 2023	Our Ref: NN/MM/G3505-A01928

GAN Limited

Third Floor

Park Place

55 Par La Ville Road

Hamilton HM 11

Bermuda

Dear Sirs/Mesdames

GAN Limited

We have been asked to provide this legal opinion to you with regard to the laws of Bermuda in connection with the preparation and filing on behalf of GAN Limited (the “Company”) of a Registration Statement on Form S-1 (as may be amended or supplemented, the “Registration Statement”), with the U.S. Securities and Exchange Commission filed by the Company on or about 8 May, 2023 with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the resale from time to time of up to 1,250,000 ordinary shares of par value US$0.01 each (the “Ordinary Shares”) in the capital of the Company by Ainsworth Game Technology Inc., (including its pledges, assignees, donees, transferees or their respective successors-in-interests, the “Selling Shareholder”).

For the purposes of giving this opinion, we have examined and relied upon the originals or copies of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Bermuda Barristers and Attorneys and express no opinion as to any laws other than the laws of Bermuda in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.

Based upon the foregoing examinations and assumptions and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of Bermuda, we are of the opinion that the Ordinary Shares were duly authorised and are validly issued, fully paid and non-assessable.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is addressed to you in connection with the resale of the Ordinary Shares as described in the Registration Statement and is not to be relied upon in respect of any other matter. This opinion shall be construed in accordance with the laws of Bermuda.

We understand that the Company wishes to file this opinion as an exhibit to the Registration Statement as Exhibit 5.1, to be filed on the date of this opinion, and we hereby consent thereto.

Yours faithfully

WALKERS (BERMUDA) LIMITED

WALKERS	Page 2

Schedule 1

LIST OF DOCUMENTS EXAMINED

1.	The Certificate of Incorporation dated 13 December 2019, Memorandum of Association as registered on 13 December 2019 (the “Memorandum of Association”), amended and restated bye-laws of the Company adopted by the shareholders on 14 April 2020 (the “Bye-laws” and, together with the Memorandum of Association, the “Constitutional Documents”) and register of directors and officers of the Company dated 13 December 2023 (together with the Constitutional Documents, the “Company Records”).

2.	A copy of executed unanimous written resolutions the board of directors of the Company dated 8 May 2023 (the “Resolutions”).

3.	A copy of the final form of the Registration Statement dated 8 May 2023.

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Schedule 2

ASSUMPTIONS

1.	There are no provisions of the laws of any jurisdiction outside Bermuda which would be contravened by the execution or delivery of the Registration Statement or in any contracts or instruments, including but not limited to indentures and warrant instruments, prepared in relation to the offer and creation of any of the Ordinary Shares, as contemplated by the Registration Statement and, insofar as any obligation expressed to be incurred under the Registration Statement is to be performed in or is otherwise subject to the laws of any jurisdiction outside Bermuda, its performance will not be illegal by virtue of the laws of that jurisdiction.

2.	The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Registration Statement are genuine and are those of a person or persons given power to execute the Registration Statement under the Resolutions or any power of attorney given by the Company to execute such documents. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. The Registration Statement conform in every material respect to the latest drafts of the same produced to us.

3.	The Company Records are complete and accurate and all matters required by law and the Constitutional Documents of the Company to be recorded therein are so recorded.

4.	The Resolutions were duly adopted by unanimous written resolutions of the board of directors of the Company in accordance with the Memorandum and Bye-laws.

5.	That: (i) the Registration Statement is in the form of the documents approved in the Resolutions; (ii) all interests of the directors on the subject matter of the Resolutions, if any, were declared and disclosed in accordance with the law and Constitutional Documents; and (iii) the Resolutions have not been revoked, amended or superseded, in whole or in part, and remain in full force and effect at the date of this opinion; and (iv) the directors of the Company have concluded that the entry by the Company into the Registration Statement and such other documents approved by the Resolutions and the transactions contemplated thereby are bona fide in the best interests of the Company.

6.	That there is no matter affecting the authority of the directors to issue the Registration Statement including breach of duty or lack of good faith which would have any adverse implications in relation to the opinions expressed in this opinion.

7.	That the Company has entered into its obligations under the Registration Statement in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Registration Statement would benefit the Company.

8.	At the time of any sale or transfer of any Ordinary Shares, such Ordinary Shares will be listed on an “appointed stock exchange” as provided for under Bermuda law, or permission as have been given by the Bermuda Monetary Authority for the issue and if necessary, transfer of the relevant Ordinary Shares.

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9.	Any supplement prospectus prepared in relation to the offer of any of the Ordinary Shares, as contemplated by the Registration Statement, will have been duly authorised by the Board of Directors of the Company and will comply with and have been prepared in accordance with all relevant legislation and the Constitutional Documents.

10.	Any contracts or instruments, including but not limited to indentures and warrant instruments, prepared in relation to the offer and creation of any of the Ordinary Shares, as contemplated by the Registration Statement, will be duly authorised, executed and delivered by the parties thereto, will comply with and have been prepared in accordance with all relevant legislation and the Constitutional Documents, and will constitute legal, valid and binding obligations of each of the parties therefore, enforceable in accordance with their terms, under the laws by which they are governed.

11.	That the sale of the Ordinary Shares does not violate any applicable law, are in conformity with the Company’s then operative memorandum of association and bye-laws, does not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or its properties or assets.

12.	All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to the Registration Statement and any contracts or instruments, including but not limited to indentures and warrant instruments, prepared in relation to the offer and creation of any of the Ordinary Shares, as contemplated by the Registration Statement outside Bermuda to ensure the legality, validity and enforceability of such documents will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.

13.	A definitive purchase, underwriting or similar agreement with respect to any Ordinary Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, as applicable.

14.	That, at the time of each sale or transfer of Ordinary Shares, the Company will continue to be validly existing and in good standing under the laws of Bermuda with the requisite corporate power and authority to issue and sell such Ordinary Shares.

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Schedule 3

QUALIFICATIONS

1.	We express no opinion upon any provisions in the Registration Statement or any other document which contains a reference to any law or statute that is not a Bermudian law or statute.

2.	Except as explicitly stated in this opinion, we express no opinion in relation to any representation or warranty contained in the Registration Statement nor upon matters of fact or the commercial terms of the transactions contemplated by the Registration Statement.

3.	“Non-assessability” is not a legal concept under Bermuda law. Reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that no shareholder shall be:

(a)	obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and

(b)	bound by an alteration of the memorandum of association or bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.